SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                CORVU CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

              Minnesota                                       41-1457090
      ------------------------                         ---------------------
       (State or Other Juris-                             (I.R.S. Employer
      diction of Incorporation                         Identification Number)
         or Organization)

                              3400 West 66th Street
                             Edina, Minnesota 55435
              (Address of Principal Executive Office and Zip Code)

                       1996 Stock Option Plan, as amended
                            (Full Title of the Plan)

                                David C. Carlson
                                CorVu Corporation
                              3400 West 66th Street
                             Edina, Minnesota 55435
                                 (952) 944-7777
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                                  John H. Stout
                                 Barbara Muller
                            Fredrikson & Byron, P.A.
                        200 South 6th Street, Suite 4000
                        Minneapolis, Minnesota 55402-1425

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                                             Proposed
                                                  Proposed Maximum            Maximum
  Title of Securities        Amount to be          Offering Price            Aggregate              Amount of
   to be Registered          Registered(1)            Per Share           Offering Price        Registration Fee
--------------------------------------------------------------------------------------------------------------------
  Options to Purchase
Common Stock under the
       1996 Plan              Indefinite               $0.00                 $ 0.00                  $ 0.00

 Common Stock issuable
   upon exercise of        2,850,000 shares            $0.25                 $712,500                $76.24
 options granted under       650,000 shares            $0.24(2)              $156,000(2)             $16.69
     the 1996 Plan

        TOTAL:             3,500,000 shares                                                          $92.93
                           ----------------                                                          ------
====================================================================================================================

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and any additional securities which may become issuable pursuant to anti-dilution provisions of the plan.

(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee and based upon the average bid and asked prices of the Registrant's Common Stock on December 15, 2005.

      The purpose of this Registration Statement is to register additional shares for issuance under the Registrant's 1996 Stock Option Plan, as amended. The contents of the Registrant's Registration Statements on Form S-8, Reg. Nos. 333-43718 and 333-121594, are incorporated herein by reference.

                                   SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and State of Minnesota, on the 20th day of December, 2005.

                                        CORVU CORPORATION
                                        (the "Registrant")


                                        By /s/ Joseph J. Caffarelli
                                          -------------------------------------
                                          Joseph J. Caffarelli
                                          President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                               (Power of Attorney)

      Each of the undersigned constitutes and appoints Joseph J. Caffarelli and David C. Carlson his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of CorVu Corporation relating to the Company's 1996 Stock Option Plan, as amended, and any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


/s/ Joseph J. Caffarelli      President, Chief Executive       December 20, 2005
--------------------------    Officer and Director
Joseph J. Caffarelli          (principal executive officer)


/s/ David C. Carlson          Chief Financial Officer          December 20, 2005
--------------------------    (principal financial and
David C. Carlson              accounting officer)


/s/ James L. Mandel           Chairman of the Board and        December 20, 2005
--------------------------    Director
James L. Mandel


/s/ Robert L. Doretti         Director                         December 20, 2005
--------------------------
Robert L. Doretti


/s/ Daniel R. Fishback        Director                         December 20, 2005
--------------------------
Daniel R. Fishback


/s/ Ismail Kurdi              Director                         December 20, 2005
--------------------------
Ismail Kurdi


/s/ Justin M. MacIntosh       Director                         December 20, 2005
--------------------------
Justin M. MacIntosh


/s/ Robert L. Priddy          Director                         December 20, 2005
--------------------------
Robert L. Priddy

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                CORVU CORPORATION

                         Form S-8 Registration Statement

                                  EXHIBIT INDEX

Exhibit
Number      Exhibit Description
------      -------------------

 5          Opinion and Consent of counsel regarding securities under the Plan
23.1        Consent of counsel (See Exhibit 5)
23.2        Consent of independent registered public accounting firm
24          Power of attorney (See Signature Page)